Radin, Glass & Co., LLP
Certified Public Accountants
360 Lexington Avenue
New York, NY  10017
www.radinglass.com
212.557.7505 Ext. 324
Fax: 212.557.7591



March  24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 22, 2005 of Nofire Technologies, Inc. and are in agreement with the statements contained in the first, third and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


 /s/ Radin, Glass & Co., LLP
 Certified Public Accountants